SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under Rule 14a-12

SIEBEL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Siebel Systems, Inc., a Delaware corporation (the “Company”). The meeting will be held on June 6, 2002 at 2:00 p.m. local time at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, California 94402 for the following purposes:

1.	To elect three directors to hold office until the 2005 Annual Meeting of Stockholders.

2.	To ratify the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002.

3.	To conduct any other business properly brought before the meeting.

      These items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for the Annual Meeting is April 12, 2002. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey T. Amann
Secretary

San Mateo, California

April 29, 2002

      You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS JUNE 6, 2002
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2001
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
“HOUSEHOLDING” OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A

2207 Bridgepointe Parkway
San Mateo, CA 94404

PROXY STATEMENT

FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2002

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Siebel Systems, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “Siebel”) is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      We intend to mail this proxy statement and accompanying proxy card on or about April 29, 2002 to all stockholders of record entitled to vote at the Annual Meeting. Unless otherwise indicated, the discussions relating to the procedures for voting stock are applicable to holders of our common stock. Holders of exchangeable shares of Siebel Janna Arrangement, Inc. should refer to the enclosed information sheet for further instructions on the procedures for exercising the votes associated with those exchangeable shares.

Who can vote at the Annual Meeting?

      Only stockholders of record at the close of business on April 12, 2002 will be entitled to vote at the Annual Meeting. On this record date, there were 472,363,297 shares of common stock and one share of Series A1 Preferred Stock outstanding and entitled to vote. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The holder of record of the Series A1 Preferred Stock on such date will be entitled to the number of votes equal to the number of exchangeable shares of Siebel Janna Arrangement, Inc. outstanding on such date (other than exchangeable shares outstanding in the name of Siebel or any of its affiliates), as described below. Montreal Trust Company of Canada (the “Trustee”) holds the one outstanding share of Series A1 Preferred Stock pursuant to a Voting and Exchange Trust Agreement among Siebel, Siebel Janna Arrangement, Inc., a Canadian subsidiary of Siebel, and the Trustee. Under that agreement, each holder of exchangeable shares issued by Siebel Janna Arrangement, Inc. (other than Siebel or any of its affiliates) is entitled to (i) direct the Trustee, the holder of record of the one share of Series A1 Preferred Stock, in the voting of the exchangeable shares held by it or (ii) pursuant to a proxy granted by the Trustee, either attend and vote at the Annual Meeting or have another person attend and vote on its behalf. Holders of the exchangeable shares, other than Siebel or any of its affiliates (either through, or pursuant to a proxy granted by the Trustee), will be entitled to one vote for each exchangeable share held. At the close of business on April 12, 2002, there were 1,733,718 exchangeable shares outstanding (other than exchangeable shares outstanding in the name of Siebel or any of its affiliates).

      The holders of record of Common Stock and the holders of exchangeable shares (acting through, or pursuant to a proxy granted by, the Trustee) will vote together as a single class on all matters to be voted upon at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

      If on April 12, 2002, your shares were registered directly in your name with Siebel’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on April 12, 2002, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What matters am I voting on?

      There are two matters scheduled for a vote:

•	Election of three directors to hold office until the 2005 Annual Meeting of Stockholders; and

•	Ratification of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002.

      In addition, you are entitled to vote on any other matters that are properly brought before the meeting.

What are the recommendations of Siebel’s Board of Directors?

      The recommendations of Siebel’s Board of Directors are set forth in the description of each proposal in this proxy statement. In summary, Siebel’s Board of Directors recommends a vote:

•	For the election of the three directors nominated to hold office until the 2005 Annual Meeting of Stockholders; and

•	For ratification of the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002.

How do I vote?

      You may either vote “For” all the nominees to the Board of Directors or you may withhold authority to vote for all or any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. You may then vote your shares at the meeting by completing and signing the ballot.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before or at the Annual Meeting, we will vote your shares as you direct. If your proxy card is not received by the date of the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Siebel. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent. Follow the instructions from your broker, bank, dealer or other agent included with these proxy materials, or contact your broker, bank, dealer or other agent to request a proxy form.

Can I vote by telephone or electronically?

      If your shares were registered directly in your name with Siebel’s transfer agent, you may vote by telephone or electronically through the Internet by following the instructions included on your proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

      If your shares are held in the name of a broker, bank, dealer or other agent, otherwise known as being held in “street name,” and you have not elected to receive your financial communications over the Internet, you are eligible to vote your shares electronically over the Internet at www.proxyvote.com or by telephone. To vote your shares by telephone or by Internet, please follow the instructions indicated on the Vote Instruction Form included with this proxy statement. The deadline for voting by telephone or Internet is 1:00 p.m. Pacific Time on June 5, 2002.

      We would like to encourage all of our stockholders, both beneficial and of record, to receive future financial communications, including our Annual Report on Form 10-K, proxy statement and other documents relating to our future annual meetings of stockholders, via the Internet. Receiving these financial communications electronically will assist us in controlling the costs relating to the printing and distribution of these materials. If you are a holder of record, you may elect to receive future financial communications over the Internet by following the instructions included on your proxy card and if you are a beneficial holder, by enrolling your email address at www.investordelivery.com using the control number provided in the Vote Instruction Form included with this proxy statement.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of our common stock you own as of April 12, 2002.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, and “For” ratification of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. We will provide copies of our solicitation materials to banks, brokerage houses, fiduciaries and custodians that hold beneficially owned shares of our common stock for distribution to such beneficial owners. We may reimburse these brokerage firms, banks and other agents, including persons representing beneficial owners of our common stock, for their costs of forwarding solicitation materials to the beneficial owners. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone, or by other means of communication. No additional compensation will be paid to our directors, officers or other employees for these services.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

      If you would like to modify your instructions so that you receive one proxy card for each household, please contact your broker, bank, dealer or other agent, if you hold shares in street name, or Mellon Investor Services LLC, the Company’s transfer agent, at (800) 522-6645, or via the Internet at www.melloninvestor.com, if you hold shares in your name.

What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials?

      In accordance with a notice sent earlier this year to certain brokers, banks, dealers or other agents, we are sending only one Annual Report on Form 10-K and proxy statement to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or proxy statement in the future, they may telephone our Investor Relations department at (650) 477-5000 or write to our Investor Relations department at 2207 Bridgepointe Parkway, San Mateo, California 94404.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Siebel’s Corporate Secretary at our principal offices, 2207 Bridgepointe Parkway, San Mateo, California 94404.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

      The deadline for submitting a stockholder proposal or director nomination for inclusion in our proxy statement and form of proxy for our 2003 Annual Meeting of Stockholders is December 30, 2002. Please submit all proposals in writing to Siebel’s Corporate Secretary at 2207 Bridgepointe Parkway, San Mateo, California 94404. Stockholders wishing to submit a proposal or director nominations at the 2003 Annual Meeting (that may be considered at the 2003 Annual Meeting but which will not be included in the proxy statement and proxy) must do so between March 8, 2003 and April 7, 2003.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, director nominees for whom authority to vote has been withheld (with respect to Proposal 1), abstentions (with respect to Proposal 2) and broker “non-votes.” A broker “non-vote” refers to a particular proposal for which a broker or bank does not have the authority to vote. With respect to Proposal 1, the election of directors, withheld votes and broker “non-votes” will not be voted with respect to the directors indicated, nor will they be included in the tabulation of votes cast and therefore, will have no effect. With respect to Proposal 2, the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002, abstentions and broker “non-votes” will be included in the tabulation of votes cast and therefore will have the same effect as a vote “Against” Proposal 2.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker “non-votes” will have no effect.

•	To be approved, Proposal No. 2, the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote, as will broker “non-votes.”

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On April 12, 2002, the record date, there were 472,363,297 shares of common stock outstanding and entitled to vote.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker “non-votes” will be counted as present and, therefore, count towards determining whether a quorum is present at the Annual Meeting. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

      Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

CLASSIFIED BOARD

      Siebel’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred, and until the director’s successor is elected and has qualified.

      The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of Siebel. If elected at the Annual Meeting, each of these nominees would serve until the 2005 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

      Directors are elected by a plurality of the votes attached to the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      The following is a brief biography, as of January 31, 2002, of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

      Thomas M. Siebel, age 49, has served as Chairman and Chief Executive Officer of the Company since its inception in July 1993. From July 1993 until May 1999, Mr. Siebel also served as the Company’s President. From July 1991 until December 1992, he served as Chief Executive Officer of Gain Technology, a multimedia software company that merged with Sybase in December 1992. Mr. Siebel served as President and Chief Operating Officer of Gain Technology from May 1991 to July 1991. From January 1984 until September 1990, Mr. Siebel worked at Oracle Corporation where he held a number of executive management positions including Vice President, Product Line Marketing; Group Vice President, Industry Marketing; Group Vice President and General Manager, Direct Marketing Division; and most recently, Group Vice President, Oracle USA. Mr. Siebel is a graduate of the University of Illinois at Urbana-Champaign from which he holds a B.A. in History, an M.B.A. and an M.S. in Computer Science.

      James C. Gaither, age 64, has served as a Director of the Company since February 1994. Since July 2000, Mr. Gaither has been a Managing Director of Sutter Hill Ventures. From February 1994 to April 1998, Mr. Gaither served as Secretary of the Company. From 1971 to 2000, Mr. Gaither was a Partner of, and currently is Senior Counsel to, the law firm Cooley Godward LLP. Prior to beginning his law practice with the firm in 1969, he served as law clerk to The Honorable Earl Warren, Chief Justice of the United States; Special Assistant to the Assistant Attorney General in the U.S. Department of Justice; and Staff Assistant to the President of the United States, Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University, and is a former member of the Board of Trustees of the Carnegie Endowment for International Peace and RAND. He is currently a Director at The William and Flora

Hewlett Foundation and the Chairman of the Board of The James Irvine Foundation. Mr. Gaither is a director of nVidia Corporation and Levi Strauss & Company. Mr. Gaither received a B.A. in Economics from Princeton University and a J.D. from Stanford University.

      Marc F. Racicot, age 53, has served as a Director of the Company since April 2001. Since February 2001, Mr. Racicot has been a Partner of the law firm Bracewell & Patterson L.L.P. From 1993 until January 2001, Mr. Racicot served as the Governor of the State of Montana and from 1989 until 1993 he served as its Attorney General. Prior to being elected Attorney General in 1989, Mr. Racicot was an Assistant Attorney General and Special Prosecutor for the State of Montana. Mr. Racicot began his legal career as a prosecutor in the United States Army in West Germany, eventually becoming the Chief Prosecutor for the largest U.S. military jurisdiction in Europe. While serving as an Army JAG Officer, he taught business and criminal law for the University of Maryland. Mr. Racicot serves as the Chairman of the Republican National Committee and is on the Board of Directors for Jobs for America’s Graduates and The Corporation for National Service, as well as the Board of Visitors for the University of Montana School of Law.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS

      Patricia A. House, age 47, has served as a Director of the Company since January 2001. Ms. House has been with the Company since its inception in July 1993 and has served as the Company’s Vice Chairman, Co-Founder and Vice President, Strategic Planning since January 2001. From February 1996 to January 2001, she served as the Company’s Executive Vice President and from July 1993 to February 1996 as Senior Vice President, Marketing. Ms. House received a B.A. in Education from Western Michigan University.

      Eric E. Schmidt, Ph.D., age 47, has served as a Director of the Company since May 1996. Since July 2001, Dr. Schmidt has been the Chairman and Chief Executive Officer of Google, Inc., a provider of Internet search technology. From April 1997 to July 2001, Dr. Schmidt was the Chairman of the Board of Directors and the Chief Executive Officer of Novell, Inc., a software supplier for large networks. From 1983 to 1997, Dr. Schmidt held various positions at Sun Microsystems, Inc., including Chief Technology Officer; Corporate Executive Officer; President, Sun Technology Enterprises; Vice President, General Systems Group; and Vice President and General Manager, Software Products division. Prior to joining Sun Microsystems, Inc., Dr. Schmidt was a member of the research staff at the Computer Science Lab at Xerox Palo Alto Research Center (PARC). He also held positions at Bell Laboratories and Zilog, Inc. Dr. Schmidt received a B.S. in Electrical Engineering from Princeton University, an M.S. in Electrical Engineering and a Ph.D. in Computer Science from the University of California at Berkeley.

      A. Michael Spence, Ph.D., age 58, has served as a Director of the Company since October 1995. Since September 1999, Dr. Spence has served as a Partner of Oak Hill Venture Partners. Dr. Spence served as Professor of Management in the Graduate School of Business at Stanford University until August 2000. From 1990 until August 1999, Dr. Spence served as Phillip H. Knight Professor and Dean of the Graduate School of Business at Stanford University. From 1984 to 1990, Dr. Spence served as Dean of Faculty of Arts and Sciences at Harvard University. Dr. Spence also serves as a director of General Mills, Inc., Nike, Inc., Exult Inc. and Torstar Corporation. Dr. Spence received a B.A. in Philosophy from Princeton University, a B.A. and an M.A. in Mathematics from Oxford University and a Ph.D. in Economics from Harvard University. Dr. Spence is a 2001 recipient of the Nobel Memorial Prize in Economic Sciences.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS

      Charles R. Schwab, age 64, has served as a Director of the Company since October 1994. Since November 1997, Mr. Schwab has been the Chairman and Co-Chief Executive Officer of The Charles Schwab Corporation, a brokerage firm that he founded in 1971. From 1987 until November 1997,

Mr. Schwab served as The Charles Schwab Corporation’s Chairman and Chief Executive Officer. Mr. Schwab also serves as a director of The Gap, Inc. and is a member of the Board of Trustees of Stanford University. Mr. Schwab received a B.A. in Economics from Stanford University and an M.B.A. from the Graduate School of Business at Stanford University.

      George T. Shaheen, age 57, has served as a Director of the Company since October 1995. From September 1999 until April 2001, Mr. Shaheen served as President, Chief Executive Officer and Chairman of the Board of Directors of Webvan Group, Inc. From 1989 to September 1999, Mr. Shaheen was the Managing Partner and Chief Executive Officer of Andersen Consulting (now Accenture). Mr. Shaheen was a partner of Andersen Consulting from 1977 to September 1999 and held various other positions at Andersen Consulting from 1967 to 1977. Mr. Shaheen is on the Board of Trustees at Bradley University and is a member of the Board of Advisors for the Northwestern University J.L. Kellogg Graduate School of Business. Mr. Shaheen received a B.S. in Marketing and an M.B.A. from Bradley University.

BOARD COMMITTEES AND MEETINGS

      During the year ended December 31, 2001, our Board of Directors held six meetings and acted by unanimous written consent two times. Our Board of Directors has appointed an Audit Committee and a Compensation Committee.

      The Audit Committee makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors and reviews and evaluates our audit and control functions. In performing its duties, the Audit Committee conducts quarterly meetings with our independent auditors and financial personnel. All members of our Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). To ensure that the Audit Committee has an independent and confidential view of our management, our internal controls, and our policies and procedures as they relate to the quality and reliability of our financial statements and disclosures, these meetings are conducted independent of our management. The Audit Committee is composed of three non-employee directors: Messrs. Shaheen, Gaither and Schwab. The Audit Committee met four times during the year ended December 31, 2001.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our 1996 Equity Incentive Plan and 1998 Equity Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as our Board of Directors may delegate. The Compensation Committee is composed of two non-employee directors: Drs. Schmidt and Spence. The Compensation Committee acted by written consent 17 times during the year ended December 31, 2001.

      During the year ended December 31, 2001, each member of our Board of Directors attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

      During 2000, the Audit Committee developed the charter under which it reviewed the Company’s financial statements for the year ended December 31, 2001, a copy of which was included as Appendix A to our proxy statement filed with the SEC on April 30, 2001. In April 2002, the Audit Committee developed its current charter, which was approved by our Board of Directors in April 2002 and is included as Appendix A hereto.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      Our Audit Committee consists of three directors, all of whom are independent directors. Consistent with Nasdaq’s independent director and audit committee listing standards, as amended on December 14, 1999, a director will not be considered “independent” if, among other things, he or she has:

•	been employed by the corporation or its affiliates in the current or past three years; accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous year (except for board service, retirement plan benefits, or non-discretionary compensation);

•	an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

•	been a partner, controlling stockholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation’s securities) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

•	been employed as an executive of another entity when any of the company’s executives serve on that entity’s compensation committee.

      The Audit Committee assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Management is responsible for our internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee has general oversight responsibilities with respect to our financial reporting and reviews the results and scope of the audit and other services provided by our independent auditors. In addition, the Audit Committee reviewed and discussed all financial statements and the accounting policies followed by Siebel prior to the issuance of the financial statements with both management and our outside auditors.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements for 2001 with management and with the independent auditors. The Audit Committee has also reviewed the selection, application and disclosure of the Company’s critical accounting policies, as described in SEC Financial Reporting Release 60 “Cautionary Advice Regarding Disclosure About Critical Accounting Policies,” with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU Section 380).

      The Audit Committee has received the written disclosures and the letter from our independent auditors, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from us.

      Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001.

George T. Shaheen, Chairman
James C. Gaither
Charles R. Schwab

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since its inception in 1993. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither Siebel’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the votes attached to the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker “non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

      FEES PAID TO INDEPENDENT AUDITORS. The following is a summary of fees billed by KPMG LLP for audit and other professional services during the year ended December 31, 2001:

Audit Fees:
Consists of fees billed for the audit of Siebel’s consolidated financial statements for such year and for the review of Siebel’s interim financial statements	$907,000

Financial Information Systems Design and Implementation Fees:
There were no financial information systems design and implementation services provided in 2001	$0

All Other Fees:
Audit-Related Fees
Consists of fees billed in relation to the required statutory audits of Siebel’s foreign subsidiaries	$394,000
Tax Compliance
Consists of fees billed in relation to preparation and review of Siebel’s income tax returns	$255,000
General Tax Advice
Consists of fees billed in relation to advice on tax matters	$201,000
General Accounting Advice
Consists of fees billed in relation to assistance with Siebel’s mergers and acquisitions activity and SEC filings	$21,000
Tax and Business Strategy Consulting
There were no tax and business strategy consulting services provided in 2001	$0

Total All Other Fees	$871,000

Total All Fees	$1,778,000

      The Audit Committee has determined that the rendering of the other professional services by KPMG LLP is compatible with maintaining the auditors’ independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 28, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner(1)	Ownership(2)	of Class

Thomas M. Siebel(3)	68,323,545	13.61%
The TCW Group, Inc.(4)	39,836,715	8.43%
865 South Figueroa Street
Los Angeles, CA 90017
Kenneth A. Goldman(5)	1,580,034	*
Patricia A. House(6)	7,310,365	1.53%
Karen Riley(7)	759,000	*
R. David Schmaier(8)	1,042,710	*
Paul Wahl(9)	954,537	*
James C. Gaither(10)	584,856	*
Marc F. Racicot(11)	8,000	*
Eric E. Schmidt, Ph.D.(12)	1,758,877	*
Charles R. Schwab(13)	3,423,720	*
George T. Shaheen(14)	2,286,280	*
A. Michael Spence, Ph.D.(15)	1,025,400	*
All directors and executive officers as a group (16 persons)(16)	91,614,018	17.69%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, CA 94404.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 472,784,616 shares of Common Stock and exchangeable shares outstanding as of February 28, 2002.

(3)	Includes 29,035,662 shares held as trustee under the Siebel Living Trust u/a/d 7/27/93, 2,349,904 shares held by Siebel Asset Management, L.P., of which Mr. Siebel is a general partner; 1,650,000 shares held by Siebel Asset Management II, L. P., of which Mr. Siebel is a general partner; 1,600,000 shares held by Siebel Asset Management III, L.P., of which Mr. Siebel is a general partner; and 1,600,000 shares held by Siebel Asset Management IV, L.P., of which Mr. Siebel is a general partner. Also includes 2,926,845 shares held by the Thomas and Stacey Siebel Foundation. Also includes 29,161,134 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(4)	Based solely on information contained on Schedule 13G filed with the SEC. Shares are held on behalf of TCW Business Unit, a group of direct and indirect subsidiaries of TCW Group, Inc.

(5)	Includes 20,034 shares held by the Goldman-Valeriote Family Trust. Also includes 1,560,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(6)	Includes 4,500 shares held by Patricia A. House Separate Property UTA 1/21/00 Patricia A. House TTEE. Also includes 5,691,426 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(7)	Includes 759,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(8)	Includes 619,112 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(9)	Includes 952,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(10)	Includes 431,200 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(11)	Includes 8,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(12)	Includes 208 shares held by Dr. Schmidt’s wife. Also includes 1,582,669 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(13)	Includes 360,000 shares held by the Schwab Family Partners to which Mr. Schwab disclaims beneficial ownership and 18,000 shares held by Mr. Schwab’s spouse. Also includes 628,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(14)	Includes 50,280 shares held by the Shaheen Revocable Trust and 2,236,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(15)	Includes 206,000 shares held by A. Michael Spence, Trustee or Successor Trustee under The A. Michael Spence Revocable Trust u/a/d October 26, 1996 and 380,000 shares held by the Spence Family Investments LP. Also includes 1,800 shares held by A. Michael Spence TTEE by James Graham Spence Trust, 1,800 shares held by A. Michael Spence TTEE by Cathy B. Spence Irrevocable Trust and 1,800 shares held by A. Michael Spence TTEE by Marya W. Spence Irrevocable Trust. Also includes 434,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 28, 2002.

(16)	Includes 45,220,112 shares issuable upon exercise of options held by all executive officers and directors currently exercisable or exercisable within 60 days of February 28, 2002. See footnotes (3) through (15).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that an initial report of ownership was filed late by Mr. Racicot. During 2001, Dr. Schmidt timely reported all transactions, but inadvertently did not include 208 shares held by his wife. This error was corrected on a Form 4 report that amended a previous Form 4 report.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

      The directors of the Company do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but are eligible for reimbursement for certain expenses incurred in attending Board and committee meetings.

      Each non-employee director of the Company may receive periodic stock option grants under the Company’s 1996 Equity Incentive Plan for service on the Board of Directors. Options granted to non-employee directors are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code. Directors who are also employees of the Company are eligible to receive options under the Company’s 1996 Equity Incentive Plan and to participate in the Company’s Employee Stock Purchase Plan and 401(k) Plan.

      During the year ended December 31, 2001, each of the following non-employee directors received option grants under the 1996 Equity Incentive Plan as follows: (i) on January 18, 2001, Messrs. Gaither, Schwab and Shaheen and Drs. Schmidt and Spence received an option grant for 40,000 shares of common stock with an exercise price of $68.4375 per share; (ii) on April 5, 2001, Mr. Racicot received an option grant for 40,000 shares of common stock and Messrs. Gaither, Schwab and Shaheen and Drs. Schmidt and Spence received an option grant for 16,000 shares of common stock, each with an exercise price of $23.88 per share; and (iii) on October 3, 2001, Mr. Racicot received an option grant for 20,000 shares of common stock with an exercise price of $15.06 per share. The exercise price per share for each option is equal to the fair market value of common stock on the date of grant (based on the closing sales price reported on the Nasdaq Stock Market on the date immediately preceding the date of grant). The shares subject to each grant vest and become exercisable in 20 equal quarterly installments upon the director’s completion of each quarter of service on the Board of Directors over the five-year period beginning on the grant date. The term of options granted under the 1996 Equity Incentive Plan is 10 years.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table

      The following table shows for the years ended December 31, 1999, 2000 and 2001, the compensation earned by the Company’s Chief Executive Officer and its other four most highly compensated executive officers during such periods whose salary and bonus for the year ended December 31, 2001 were in excess of $100,000 for all services rendered in all capacities to the Company for the respective year (collectively, the “Named Executive Officers”):

				Long-Term
				Compensation
				Awards

	Annual Compensation(1)			Securities
				Underlying
Name and Principal Position	Year	Salary	Bonus($)	Options

Thomas M. Siebel	2001	$1	—	7,950,000
Chairman and Chief Executive Officer	2000	1,000,000	1,502,466	8,000,000
	1999	500,000	2,588,251	8,000,000

Paul Wahl	2001	643,750	—	1,350,000
President and Chief Operating Officer	2000	500,000	1,500,000	500,000
	1999	305,128	466,667	4,000,000

R. David Schmaier	2001	429,167	—	1,330,000
Executive Vice President	2000	400,000	852,839	200,000
	1999	250,000	500,000	200,000

Kenneth A. Goldman(2)	2001	343,333	—	2,170,000
Senior Vice President, Finance and	2000	147,180	134,641	2,000,000
Administration and Chief Financial Officer	1999	—	—	—

Karen M. Riley	2001	300,417	—	504,000
Senior Vice President, Global Services	2000	250,000	401,882	20,000
	1999	166,667	266,667	1,600,000

(1)	In accordance with SEC rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year, except that the amounts set forth under “Bonus” for Messrs. Siebel, Schmaier and Goldman and Ms. Riley in 2000 include such perquisites and other personal benefits.

(2)	Mr. Goldman joined the Company in August 2000.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2001

      The Company grants options to its executive officers under its 1996 Equity Incentive Plan. As of December 31, 2001, options to purchase a total of 79,648,666 shares were outstanding under the 1996 Plan and options to purchase 41,372,112 shares remained available for grant under the plan. The Company grants options to its other employees under its 1998 Equity Incentive Plan. As of December 31, 2001, options to purchase a total of 148,451,534 shares were outstanding under the 1998 Plan and options to purchase 75,180,360 shares remained available for grant under the plan.

      The following table shows for the year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

						Potential Realizable Value at
	Number of		Percent of			Assumed Annual Rates of
	Securities		Total Options			Stock Price Appreciation for
	Underlying		Granted to	Exercise or		Option Term(7)
	Options		Employees in	Base Price	Expiration
Name	Granted(#)		2001(6)	($/Share)	Date	5%	10%

Thomas M. Siebel	4,000,000	(1)	3.62	$54.00	01/02/11	$135,841,239	$344,248,371
	3,200,000	(2)	2.90	23.88	04/04/11	48,057,612	121,787,424
	750,000	(3)	0.68	17.70	10/23/11	8,348,576	21,156,931

Paul Wahl	100,000	(2)	0.09	23.88	04/04/11	1,501,800	3,805,857
	1,250,000	(3)	1.13	17.70	10/23/11	13,914,294	35,261,552

R. David Schmaier	80,000	(2)	0.07	23.88	04/04/11	1,201,440	3,044,686
	1,250,000	(3)	1.13	17.70	10/23/11	13,914,294	35,261,552

Kenneth A. Goldman	100,000	(4)	0.09	58.31	01/07/11	3,667,085	9,293,112
	420,000	(2)	0.38	23.88	04/04/11	6,307,562	15,984,599
	400,000	(5)	0.36	32.88	04/17/11	8,271,222	20,960,901
	1,250,000	(3)	1.13	17.70	10/23/11	13,914,294	35,261,552

Karen M. Riley	4,000	(2)	0.00	23.88	04/04/11	60,072	152,234
	200,000	(5)	0.18	32.88	04/17/11	4,135,611	10,480,450
	300,000	(3)	0.27	17.70	10/23/11	3,339,430	8,462,772

(1)	Options vest at a rate of 5% each quarter after January 1, 2001 and have a term of 10 years.

(2)	Options vest as to 100% of the shares on April 5, 2002 and have a term of 10 years.

(3)	Options vest at a rate of 5% each quarter after October 24, 2001 and have a term of 10 years.

(4)	Options vest as to 100% of the shares on January 8, 2002 and have a term of 10 years.

(5)	Options vest at a rate of 5% each quarter after April 18, 2001 and have a term of 10 years.

(6)	Based on an aggregate of 110,390,370 shares subject to options granted to employees pursuant to the Company’s Plans in the year ended December 31, 2001, including grants to the Named Executive Officers.

(7)	The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent the Company’s prediction of its stock price performance.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

      The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2001 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2001.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
	Shares		December 31, 2001(#)		December 31, 2001(2)
	Acquired on	Value
Name	Exercise(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas M. Siebel	3,073,866	$174,613,276	23,686,134	21,950,000	$495,350,921	$161,747,500
R. David Schmaier	954,871	34,142,670	377,159	2,958,668	6,613,270	45,265,719
Paul Wahl	750,000	34,859,419	977,000	3,775,000	16,570,304	50,001,250
Kenneth A. Goldman	—	—	790,000	3,380,000	0	14,572,000
Karen M. Riley	200,000	11,122,000	623,000	1,301,000	11,650,500	18,634,400

(1)	Based on the fair market value of the Company’s Common Stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Based on the fair market value of the Company’s Common Stock as of December 31, 2001 ($27.98 per share), minus the exercise price, multiplied by the number of shares underlying the options.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      The Company does not have any employment, severance or change of control agreements with any Named Executive Officer.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION2

      The Board of Directors of the Company has delegated to the Compensation Committee of the Board (the “Committee”) the authority to establish and administer the Company’s compensation programs. The Committee is comprised of two non-employee directors: Eric E. Schmidt and A. Michael Spence. The Committee is responsible for: (i) determining the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with stockholders’ interests; (ii) administering the Company’s executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

COMPENSATION PHILOSOPHY

      The policies of the Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of the Company’s executive officers, the Committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

1.	The Company pays base salaries that are generally competitive with other leading computer software companies with which the Company competes for personnel. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company

      2 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or Securities Exchange Act of 1934.

regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

2.	The Company pays cash bonuses based on the achievement of specific operating goals and high levels of performance; and

3.	The Company provides significant equity-based incentives pursuant to the Company’s 1996 Equity Incentive Plan, 1998 Equity Incentive Plan and Employee Stock Purchase Plan to ensure that the Company’s executive officers and key employees are motivated to achieve the Company’s long-term goals.

CASH COMPENSATION

Base Salary

      The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading computer software companies with which the Company competes for personnel. Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base salaries is conservative, with the goal of maintaining salaries at or below the comparable industry median. Base salary levels are established based on an annual review of published executive salary levels at software companies with comparable revenues and on the basis of individual performance. The industry group index shown on the Company’s Performance Measurement Comparison Graph includes the larger software companies included in the Company’s compensation survey. Periodic increases in base salary are the result of individual contributions evaluated against established annual and long-term performance objectives and an annual salary survey of software companies with comparable revenues.

Cash Bonuses

      Cash bonus awards are designed to reward the Company’s executives and other senior managers for assisting the Company in achieving its operational goals through exemplary individual performance. Bonuses, if any, are linked to both the achievement of specified individual and corporate goals as well as a review of personal performance, which is determined at the discretion of the Committee.

      Target bonus levels for 2001 were established based in part on the Committee’s review of published executive total compensation levels at software companies with comparable revenues. Corporate performance goals upon which 2001 target bonus levels were based included: the execution of license agreements with a significant number of new customers; continuation of high customer and employee satisfaction levels; expansion of a worldwide sales and marketing infrastructure; the introduction of additional products and the improvement of the Company’s existing products; completion of strategic acquisitions; and the meeting of quarterly and annual revenue, profitability and other financial goals.

      In March 2002, the Committee reviewed the Company’s 2001 corporate performance goals, which were revised in the first quarter of 2001 in anticipation of a downturn in the economy, and determined that the revised performance goals had been achieved. These revised performance goals were comprised of four broad objectives: (i) operate a cash positive, profitable business; (ii) maintain and increase customer satisfaction levels; (iii) maintain and increase the Company’s market share in the various product categories in which it operates; and (iv) maintain the Company’s technology leadership in the customer relationship management market, including releasing the Company’s latest version of its products, Siebel 7.

      In reviewing the Company’s 2001 performance goals, the Committee noted that the achievement of such goals was commendable in light of the adverse global economic conditions that existed in 2001. In particular, the Committee noted that the Company (i) increased its annual revenue from $1.8 billion in 2000 to $2.0 billion in 2001, (ii) increased its earnings per share from $0.24 in 2000 to $0.49 in 2001,

(iii) achieved positive cash flows from operations in 2001 of $593 million, (iv) maintained the Company’s customer satisfaction levels, (v) maintained or increased the Company’s market share in the various product categories in which it operates, and (vi) continued its technology leadership in the customer relationship management market with the release of Siebel 7 in the fourth quarter of 2001.

      Notwithstanding the Company’s achievement of its revised 2001 performance goals and the reasonableness of the established 2001 executive compensation targets, the Committee ratified several reductions of 2001 executive compensation that were initiated by the Company’s management as part of the overall program to reduce costs. The Company’s cost controls initiatives included, among other actions discussed in the Company’s annual report filed with SEC, the following:

1.	The Chief Executive Officer’s salary and bonus were reduced to a total of $1 for 2001;

2.	The salaries of all other executives with the title of Senior Vice President and above were reduced by 20% starting in April 2001;

3.	All 2001 bonuses of the Company’s executive management team were eliminated; and

4.	The 2002 target compensation levels for the Company’s executive management team were left unchanged from their reduced 2001 levels.

      The Committee acknowledged that the Company’s executive management team voluntarily proposed the foregoing executive compensation modifications to reduce costs during the recent economic downturn, and agreed to accept such modifications despite the Company’s achievement of its revised 2001 performance goals.

EQUITY COMPENSATION

      The Company’s 1996 Equity Incentive Plan, 1998 Equity Incentive Plan and Employee Stock Purchase Plan have been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership of the Company and potentially gain financially from Company stock price increases. The interests of stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options at the discretion of the Committee, giving executives the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of the Company’s 1996 Equity Incentive Plan or 1998 Equity Incentive Plan, as applicable. All outstanding options held by executive officers vest over a period of not less than four years (generally five years) and expire 10 years from the date of grant.

      As total cash compensation for executive officers of the Company is targeted to be at or below the median for software companies with comparable revenue, the Company has used stock options to incentivize, attract and motivate its executive officers. The goal of the Committee is to provide equity compensation for executive officers, including the Chief Executive Officer, which equals or exceeds levels at comparable companies. Within such range, option amounts are based on salary grade within the Company and the achievement of overall Company and individual performance goals as discussed above. After considering the criteria relating to awarding stock options, the Committee determined that certain executive officers, including the Chief Executive Officer, would receive option grants in 2001. Such options generally vest over a five-year period. See “Option Grants in the Year Ended December 31, 2001.”

      Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee intends to satisfy the requirements for “performance-based compensation” with respect to compensation awarded to its named executive officers whenever possible and to the extent then practicable.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Committee uses the procedures described above in setting the annual salary, bonus and stock option awards for Thomas M. Siebel, the Company’s Chairman and Chief Executive Officer. At his request, Mr. Siebel’s base salary and bonus were decreased from $1,000,000 and $1,500,000, respectively, in 2000 to $1 and $0, respectively, in 2001 to reduce the Company’s costs during the economic downturn in 2001. Notwithstanding such downturn, the Company was able to operate a cash positive, profitable business; maintain customer satisfaction levels; maintain or increase market share in the various product categories in which the Company operates and continue its technology leadership in the customer relationship management market. The Committee concluded that Mr. Siebel was a very significant contributor in accomplishing these objectives. Under the Company’s executive compensation program, the total compensation mix for senior executives emphasizes longer-term rewards in the form of stock options, particularly during 2001 when cost control initiatives had a heightened level of importance. In 2001, Mr. Siebel received option grants to purchase (i) 4,000,000 shares of the Company’s Common Stock at an exercise price of $54.00 per share, (ii) 3,200,000 shares of Common Stock at an exercise price of $23.88 per share and (iii) 750,000 shares of Common Stock at an exercise price of $17.70 per share. All options other than the grant described in point (ii) above, which vests over a one-year period, vest over a five-year period from the applicable date of grant. In determining such grants, the Committee also reviewed the stock option positions provided to chief executive officers of comparable software companies in connection with their employment services. The grants to Mr. Siebel were intended to continue to maintain the overall competitiveness of Mr. Siebel’s compensation package and strengthen the alignment of Mr. Siebel’s interests with those of the stockholders.

SUMMARY

      The Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other leading software companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company’s stockholders.

COMPENSATION COMMITTEE

ERIC E. SCHMIDT
A. MICHAEL SPENCE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As noted above, the Company’s compensation committee consists of Eric E. Schmidt and A. Michael Spence. No member of this Committee was at any time during the year ended December 31, 2001 or at any other time an officer or employee of the Company. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors.

      See “Certain Relationships and Related Transactions” for a description of transactions between the Company, members of the Compensation Committee and/or entities affiliated with members of the Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1996 for (i) the Company’s common stock, (ii) the Nasdaq Stock Market (U.S.) Index, (iii) the JP Morgan H&Q Technology Index and (iv) the S&P 500 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

Comparison of 5 Year Cumulative Total Return Among Siebel Systems, Inc., the S & P 500 Index, the Nasdaq Stock Market (U.S.) Index and the JP Morgan H & Q Technology Index

			Nasdaq Stock
Measurement Period		JP Morgan H & Q	Market (U.S.)
(Fiscal Year Ending December 31)	Siebel Systems, Inc.(2)	Technology Index(3)	Index(3)	S&P 500 Index(3)

12/31/96	100.00	100.00	100.00	100.00
6/30/97	119.44	120.61	111.90	114.73
12/31/97	154.86	133.36	122.48	117.24
6/30/98	238.89	156.98	147.28	145.33
12/31/98	251.39	171.47	172.68	182.36
6/30/99	491.20	192.71	211.83	235.22
12/31/99	1244.44	207.56	320.89	407.27
6/30/00	2423.16	206.68	313.24	412.65
12/31/00	2003.70	188.66	193.01	263.28
6/29/01	1389.63	176.03	169.81	205.23
12/31/01	829.40	166.24	153.15	181.99

Copyright © 2002. Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

(1)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	Assumes that $100.00 was invested on December 31, 1996 in the Company’s Common Stock, after giving effect to a 2-for-1 split of the Company’s Common Stock in December 1996, March 1998, November 1999 and September

2000, and at the closing sales price for the Company’s Common Stock on that date and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3)	Assumes that $100.00 was invested on December 31, 1996 in each index and that all dividends were reinvested. The Nasdaq Stock Market-U.S. Index is calculated by the Center for Research in Securities Prices. The JP Morgan H&Q Technology Index is calculated by Chase H&Q. The S&P 500 Index is calculated by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Thomas M. Siebel, the Company’s Chairman and Chief Executive Officer, makes his aircraft available for business use by the Company for no charge. The Company operates and maintains the aircraft or contracts with third parties to perform those services. During 2001, Mr. Siebel reimbursed the Company $133,630 for the Company’s operating costs related to his nominal non-Company business and personal use of the aircraft during 2000 and 2001. The Company also reimbursed Mr. Siebel $67,000 for contracts with third parties to perform maintenance services during 2000 and 2001.

      The Company also leases three corporate aircraft and operates and maintains these aircrafts or contracts with third parties to perform these services. During 2001, Mr. Siebel reimbursed the Company $48,107 for the Company’s operating costs related to his nominal non-Company business and personal use of these aircrafts.

      Entities affiliated with Mr. Siebel lease office space at the Company’s principal offices, 2207 Bridgepointe Parkway, San Mateo, California 94404. During 2001, Mr. Siebel reimbursed the Company $66,000 for the use of the office space.

      In November 1998, Sales.com, Inc. was formed as a wholly owned subsidiary of the Company. In December 1999, the Company sold a controlling interest in Sales.com to independent outside investors. On January 12, 2001, the Company reacquired all of the outstanding securities of Sales.com for total consideration of approximately $28,235,000. In connection with the acquisition, Kenneth A. Goldman (through the Goldman-Valeriote Family Trust), the Company’s Senior Vice President, Finance and Administration and Chief Financial Officer; Patricia A. House, the Company’s Vice-Chairman, Co-Founder and Vice President, Strategic Planning; and R. David Schmaier, the Company’s Executive Vice President, Products, received 6,759, 1,388 and 1,302 shares of the Company’s Common Stock, respectively, in exchange for all their outstanding Sales.com capital stock at the time of the merger. The value of these shares at the time of the exchange equaled the original purchase price of their respective Sales.com shares. Kenneth A. Goldman was not an officer of Siebel at the time of his original investment, through the Goldman-Valeriote Family Trust, in Sales.com. In addition, prior to the acquisition, Thomas M. Siebel and Patricia A. House served as directors of Sales.com. A description of this transaction was also provided in the proxy statement for the 2001 Annual Meeting of Stockholders.

      The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

      The Company believes that the foregoing transactions were on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

      James C. Gaither, a Director of the Company, is Senior Counsel to Cooley Godward LLP, which has provided legal services to the Company since the Company’s inception.

“HOUSEHOLDING” OF PROXY MATERIALS

      In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, prospectuses and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of proxy statements, prospectuses and annual reports, as the case may be, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      If you currently receive multiple copies of our proxy statement and Annual Report on Form 10-K at your address and would like to request “householding” of your communications, please contact your broker or, if you hold shares of Siebel stock in your name, you should contact Mellon Investor Services LLC, the Company’s transfer agent, at (800) 522-6645 or via the Internet at www.melloninvestor.com. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Siebel Systems, Inc., Investor Relations, 2207 Bridgepointe Parkway, San Mateo, California 94404 or contact Investor Relations at (650) 477-5000.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey T. Amann
Secretary

April 29, 2002

      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, California 94404.

APPENDIX A

SIEBEL SYSTEMS, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Purpose

      The Audit Committee (“the Committee”) of the Board of Directors (the “Board”) of Siebel Systems, Inc. (the “Company”) is appointed by the Board to assist the Board in monitoring (1) the Company’s financial reporting process, including the related system of internal controls, and (2) the independence and performance of the Company’s internal and external auditors. The policy of the Committee, in discharging these responsibilities, shall be to maintain and foster an open avenue of communication between the Committee and the independent auditors, the Company’s financial management and internal auditors.

Composition

      The Committee shall be comprised of a minimum of three (3) members of the Board. The members of the Committee shall meet the requirements of The Nasdaq Stock Market, Inc. The members of the Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

Functions and Authority

      The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. In addition, the Committee shall have the authority to retain legal, accounting or other consultants to advise the Committee or conduct any investigation appropriate to fulfilling its responsibilities as necessary and at the Company’s expense. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company, in accordance with the applicable rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. The Committee shall make, when appropriate, reports to the Board.

      The Committee shall have the full power and authority to carry out the following responsibilities:

1. To review and reassess the adequacy of this Charter, annually and as appropriate.

2. To recommend to the Board the Company’s independent auditors, which firm is ultimately accountable to the Committee and the Board. Review and discuss with management, as appropriate, the performance of the independent auditors and, if so determined by the Committee, recommend that the Board replace the independent auditors.

3. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and all other matters the Committee deems appropriate.

4. To review and discuss with management and the independent auditors the Company’s critical accounting policies and practices, including significant changes to such policies and practices.

5. To consider the independent auditors’ judgments about the quality and appropriateness of the application of the Company’s accounting principles.

6. To review and discuss with management and the independent auditors the Company’s annual financial statements prior to the filing of its Form 10-K, including the results of the independent audit of the annual financial statements.

7. To review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

A-1

8. To review and discuss with management significant professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

9. To review and discuss written reports from the independent auditors regarding the auditors’ independence (including ensuring receipt from the auditors of a formal written statement delineating relationships between the auditors and the Company, as required by Independent Standards Board Standard 1), discuss such reports with the auditors and if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditors.

10. To review and discuss with management significant material transactions with any employee, officer or member of the Board of the Company, or affiliates of the foregoing.

11. To annually prepare a report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

12. To discuss with the independent auditors the matters required to be communicated to audit committees by independent auditors pursuant to auditing standards generally accepted in the United States of America, including matters set forth in AICPA Statement on Auditing Standards No. 61, and any “management letters” or similar letters provided by the auditors and the Company’s response to such letters.

13. To discuss with the independent auditors the cooperation received during their audit, including their access to all requested records, data and information and any problems or difficulties the auditors may have encountered and elicit the comments of management regarding the responsiveness of the independent auditors to the Company.

14. To review the plan, activities, organizational structure, and qualifications of the internal auditors. Discuss with the internal auditors any problems or difficulties the auditors may have encountered in performing their audits. Review significant reports to management prepared by the internal auditors and the Company’s response to such reports.

15. To review with the Company’s counsel, legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

16. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or in accordance with accounting principles generally accepted in the United States of America. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s code of conduct.

Meetings

      The Committee will hold such regular or special meetings as its members or the Chairperson shall deem necessary or appropriate. The Chief Executive Officer and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairperson. The Committee will also meet as deemed appropriate with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

Minutes and Reports

      Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

A-2

SIEBEL SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2002

The undersigned hereby appoints Thomas M. Siebel and Kenneth A. Goldman and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Siebel Systems, Inc. to be held at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, California 94402 on Thursday, June 6, 2002 at 2:00 p.m., local time (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL
NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY
DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS
PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on other side)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

FOR all nominees listed below
	(except as indicated to the	WITHHOLD AUTHORITY to vote
	contrary below)	for all nominees listed below
PROPOSAL 1: To elect three directors to hold office until the 2005 Annual Meeting of Stockholders.

Nominees:	(1) Thomas M. Siebel
(2) James C. Gaither
(3) Marc F. Racicot

To withhold authority to vote for any nominee(s), write such nominee’s name below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
PROPOSAL 2: To ratify the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002.

AGREE
ELECTRONIC DELIVERY: Please disregard if you have previously provided your consent

By checking the box above, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company will no longer be required to distribute to me printed materials relating to any future stockholder meeting until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660, and that costs associated with electronic delivery, such as Internet usage and telephone charges as well as any costs I may incur in printing documents, will not be reimbursed by the Company.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s)	Dated	,2002

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by a duly authorized person.

- Detach here from proxy voting card -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 1:00 p.m. Pacific Time on June 5, 2002.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.Internet

Internet		Telephone
http://www.eproxy.com/sebl		1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and sub- mit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at: http://www.siebel.com.

NOTICE TO HOLDERS OF EXCHANGEABLE SHARES

      Our records show that, as of April 12, 2002, the record date for the determination of holders of exchangeable shares, you owned exchangeable shares of Siebel Janna Arrangement, Inc., an Ontario corporation. The exchangeable shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of Common Stock of Siebel Systems, Inc., a Delaware corporation (the “Company”), the U.S. parent of Siebel Janna Arrangement, Inc., including the right to attend and vote at meetings of the common stockholders of the Company. The Company will be holding its Annual Meeting of Stockholders (the “Annual Meeting”) on June 6, 2002 to: (1) elect three directors to hold office until the 2005 Annual Meeting of Stockholders; and (2) ratify the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002.

      At such Annual Meeting you will have voting rights, as described below, equal to the number of exchangeable shares you hold. You are permitted to instruct Montreal Trust Company of Canada, the Trustee under the Voting and Exchange Trust Agreement among the Company, Siebel Janna Arrangement, Inc. and the Trustee, as to how the Trustee is to vote your exchangeable shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your exchangeable shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your exchangeable shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Card to the Trustee by 5:00 p.m., Toronto time, on June 4, 2002 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting. A return envelope (which is postage prepaid if mailed in Canada) is enclosed for that purpose. Whether or not you plan to attend, please sign, date and return the Voting Instruction Card in the envelope provided to ensure that your exchangeable shares will be represented at the Annual Meeting.

      You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Card. No notice of revocation or later-dated Voting Instruction Card, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on June 4, 2002 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting.

Non-Registered Holders

      Only registered holders of exchangeable shares of Siebel Janna Arrangement, Inc. are permitted to instruct the Trustee as to how to vote their exchangeable shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of exchangeable shares (a “Non-Registered Holder”) if your exchangeable shares are registered either:

(1) in the name of an intermediary (an “Intermediary”) with whom you deal with in respect of the exchangeable shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered Registered Retirement Savings Plans (RRSPs), Registered Retirement Income Funds (RRIFs), Registered Education Savings Plans (RESPs) and similar plans; or

(2) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

      The Company has distributed copies of the Notice of Meeting, the Proxy Statement dated April 29, 2002 and the Notice to Holders of Exchangeable Shares (collectively, the “Meeting Materials”) to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered

Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive Meeting Materials you will be given either:

(1) a Voting Instruction Card which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of exchangeable shares beneficially owned by you but which is otherwise uncompleted. This Voting Instruction Card need not be signed by you. In this case, if you wish to direct the voting of the exchangeable shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the Voting Instruction Card and deposit it with Montreal Trust Company of Canada c/o Computershare Trust Company of Canada, Corporate Trust Services, Attention: Manager of Client Services, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 prior to 5:00 p.m., Toronto time, on June 4, 2002 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting; or

(2) a voting instruction form which must be completed and signed by you in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).

      The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the exchangeable shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

      A Non-Registered Holder may revoke a Voting Instruction Card or a voting instruction form given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a Voting Instruction Card or a voting instruction form that is not received by the Intermediary at least seven calendar days prior to the Annual Meeting.

Information relating to the Company

      Exchangeable shares are exchangeable on a one-for-one basis for shares of Common Stock of the Company and, among other things, you, as a holder of exchangeable shares, are entitled to receive dividends from Siebel Janna Arrangement, Inc. payable at the same time as and equivalent to, on a per-share basis, any dividends paid by the Company to holders of its shares of Common Stock. As a result of the economic and voting equivalency between the exchangeable shares and shares of Common Stock of the Company, you, as a holder of exchangeable shares, will have a participating interest determined by reference to the Company and not Siebel Janna Arrangement, Inc. (i.e., the value of exchangeable shares is dependent on the assets and operations of the Company and not Siebel Janna Arrangement, Inc.). Accordingly, it is information relating to the Company that is relevant to you, and enclosed in this package is the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on June 6, 2002, which you should read carefully.

San Mateo, California, U.S.A.

April 29, 2002

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY REGISTERED HOLDERS OF
EXCHANGEABLE SHARES OF SIEBEL JANNA ARRANGEMENT, INC.
FOR THE JUNE 6, 2002 ANNUAL MEETING OF
STOCKHOLDERS OF SIEBEL SYSTEMS, INC.

     The undersigned, having read the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) of Siebel Systems, Inc., a Delaware corporation (the “Company”), to be held at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, California 94402, on Thursday, June 6, 2002, at 2:00 p.m., local time, the Proxy Statement dated April 29, 2002 and the accompanying Notice to Holders of Exchangeable Shares of Siebel Janna Arrangement, Inc., receipt of each is hereby acknowledged, does hereby instruct and direct Montreal Trust Company of Canada (the “Trustee”) pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Trust Agreement”) dated as of November 15, 2000, among the Company, Siebel Janna Arrangement, Inc. and the Trustee, as follows:

     (PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

(Please select one of A, B or C)

A.	☐ Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

(Please complete the following only if you have selected Alternative A)

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:	To elect three directors to hold office until the 2005 Annual Meeting of Stockholders.

☐ FOR all nominees listed below (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES:     Thomas M. Siebel, James C. Gaither and Marc F. Racicot

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE SUCH NOMINEE’S NAME BELOW:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:    To ratify the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2002.

                  ☐ FOR

                  ☐ AGAINST

                  ☐ ABSTAIN

(If you have selected Alternative A, please go directly to the signature line on this page.)

B.	☐ Deliver a proxy card to the undersigned at the Annual Meeting with respect to all the exchangeable shares of Siebel Janna Arrangement, Inc. held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(If you have selected Alternative B, please go directly to the signature line on this page.)

C.	☐ Deliver at the Annual Meeting a proxy card to to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the exchangeable shares of Siebel Janna Arrangement, Inc. held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

Executed on this                             day of                   , 2002.

Signature:
Print Name:

Signature:
Print Name:

NOTES:

(1)	A holder of exchangeable shares has the right to appoint a person to represent him or her at the Annual Meeting by inserting in the space provided the name of the person the holder wishes to appoint. Such person need not be a holder of exchangeable shares.

(2)	To be valid, this Voting Instruction Card must be signed and deposited with Montreal Trust Company of Canada c/o Computershare Trust Company of Canada, Corporate Trust Services, Attention: Manager of Client Services, 100 University Avenue, 11th Floor, Toronto, Ontario, MFJ 2Y1 in the enclosed return envelope (postage prepaid if mailed in Canada) prior to 5:00 p.m., Toronto time, on June 4, 2002 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting.

(3)	If an individual, please sign exactly as your exchangeable shares are registered. If the holder is a corporation, this Voting Instruction Card must be executed by a duly authorized officer or attorney of the holder and, if the corporation has a corporate seal, its corporate seal should be affixed. If exchangeable shares are registered in the name of an executor, administrator or trustee, please sign exactly as the exchangeable shares are registered. If the exchangeable shares are registered in the name of the deceased or other stockholder, the stockholder’s name must be printed in the space provided. This Voting Instruction Card must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the stockholder must be attached to this Voting Instruction Card.

In many cases, exchangeable shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in the accompanying Notice to Holders of Exchangeable Shares and carefully follow the instructions of their intermediaries.

(4)	If a share is held by two or more persons, each should sign this Voting Instruction Card.

(5)	If this Voting Instruction Card is not dated in the space provided, it is deemed to bear the date on which it is mailed to the stockholder.